EXHIBIT 99.1

Troika Media Group to Acquire Converge Direct LLC, a Leading Digital and Offline Performance Media and Marketing Company, for $125 Million

Financial Highlights:

Converge Direct, LLC and its affiliated businesses (collectively, “Converge”) generated approximately $300 million of revenue and $23 million of adjusted EBITDA for the year ended December 31, 2021.

Estimated combined adjusted EBITDA over $27 million for CY 2022

Significantly accretive to adjusted earnings per share

Following the closing, it is anticipated that the majority of the combined business’ revenue will be recurring.

Increased margins per customer relationship without a significant increase in operating costs with positive client outcomes arising from deeper client engagements.

Consolidated cost synergies of more than $2 million expected in the first year after closing.

Cantor Fitzgerald & Co. is serving as sole debt placement agent in connection with the transaction.

Troika has a commitment with respect to the majority of the purchase price in the form a senior secured credit facility.

Strategic Highlights:

The acquisition of Converge (the “Acquisition”) creates a global end-to-end branding, marketing, digital advertising, experiential, analytics-as-service (SAS) and SaaS technology company with an extraordinary base of major clients.

The Acquisition adds proprietary “HELIX” business intelligence platform, thereby providing an edge for clients to maximize their consumer interactions and customer acquisition.

The Acquisition significantly accelerates Troika’s business model transformation strategy and positions the Company for future growth and margin expansion.

Post Acquisition service and sector footprint provides broader downstream recurring revenue base resulting from minimal client overlap.

Los Angeles, California—February 24, 2022— Troika Media Group, Inc. (Nasdaq:TRKA) (“TMG” or “Company”), a brand consultancy and marketing innovations company that provides integrated branding and marketing solutions for global brands today announced that it has signed a definitive purchase agreement (the “Purchase Agreement”) to acquire Converge Direct LLC and its affiliates (collectively, “Converge”), a leading independent marketing and customer acquisition business for $125 million (collectively, the “Acquisition”). The Acquisition has been unanimously approved by the Boards of Directors and the majority of shareholders of both Troika and Converge. The transaction is expected to close on or before March 15th, subject to the satisfaction of customary closing conditions.

Since its formation in 2006, Converge and its affiliates have grown to approximately $300 million in annualized revenue and $23 million in adjusted EBITDA for the year ending December 31, 2021. Converge is a leading independent performance marketing and managed services business. Converge provides to customer acquisition services utilizing a broad range of engagement channels in the digital, offline and emerging media sectors. Converge utilizes a business intelligence centric approach to its media strategy, planning and buying to deliver its client’s customer acquisition targets and KPIs to achieve scale, efficiency and/or on time lead fulfilment. Converge’s proprietary solutions and HELIX’s business intelligent software offers clients best-in-class customer acquisition metrics. Converge’s 85 full time employees are expected to join Troika upon the closing of the acquisition and the combined company will have approximately 200 full time employees.

Transaction Details

Troika has signed a binding purchase agreement to acquire Converge for total consideration of $125 million. Troika will fund the transaction with a combination of new debt financing, a restricted stock grant and cash on hand at closing. Troika has a commitment with respect to the majority of the purchase price in the form a senior secured credit facility.

Upon closing, the senior management team of Converge will enter into long-term Employment Agreements and take an active leadership role in the combined business. Sid Toama, formerly Chief Operating Officer of Converge, will join Troika’s Board of Directors, and serve as President of Troika. Tom Marianacci, Founder and Chief Executive Officer of Converge will remain CEO of the Converge entities and be a board advisor to Troika. Other members of Converge’s Executive Leadership Team have agreed to join Troika to provide continuity to Troika’s strategy, growth and leadership.

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Cantor Fitzgerald & Co. is serving as sole debt placement agent in connection with the transaction.

EF Hutton is serving as financial advisor and Davidoff Hutcher & Citron LLP is serving as legal advisor to Troika.

Management Commentary

“We are very pleased and excited for the opportunity to combine our two great businesses and leverage our collective resources and expertise to accelerate profitable growth,” said Robert Machinist, Troika’s Chairman and CEO. “Troika has a deep and long history with major global brands that rely on us to build trust and drive customer and fan engagements. The acquisition of Converge will place us in the growth sweet spot of digital content, data and digital media which is moving from brand awareness and trial to conversion at significant scale. With strong top-line growth, solid margins, and a significant shareowner interest in the combined entities, we believe this transaction deepens and broadens our digital client offerings. Accordingly, we expect it that it will substantially enhance shareholder value.”

Tom Marianacci, Converge Founder and CEO, said, “As a leading global digital brand consultancy that connects companies to consumers, combining with Troika’s brand engagement capabilities is a natural next step in the evolution of Converge due to our complementary service offerings, client portfolios and common approach to digital transformation. Our focus on performance-based marketing, proven data and technology solutions, and scale will allow us to leverage the deep customer base and brand building experience that Troika has established over decades to offer expanded offerings that drive new revenue opportunities for the combined companies.”

Compelling Strategic and Financial Benefits

•	Significantly Expands Troika’s Presence in the Large and Growing Digital Media and Performance Marketing Sector.
•	Transaction Serves Customers in Various End Markets Representing Both New and Complementary Client Opportunities: financial services, consumer products, healthcare & insurance, travel and leisure, education, media and entertainment, home improvement products and services, fitness and wellbeing, and legal services.
•	Proprietary HELIX Business Intelligence Platform provides clients with greater marketing insights.
•	Leverages Integrated Technology, Data, e-Commerce and Mobile Capabilities to Accelerate and Optimize Omnichannel Strategy for Clients.
•	Provides Significant Revenue and Earnings Growth Opportunity. Converge generated approximately $300 million of revenues and adjusted EBITDA of $23 million for the year ended, December 31, 2021.
•	Generates Strong Cash Flow to Support Balanced Capital Allocation Plans.
•	Estimated Combined Adjusted EBITDA over $27 Million for CY 2022.
•	Accretive to adjusted earnings per share.

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Converge Highlights

•	A data and audience centric customer acquisition business with responsibility for over $5 billion in media budgets since inception.

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Expertise in paid digital and offline media buying: Search Engine Marketing, Search Engine Optimization, Email, SMS, Display, Social, e‑Marketplaces, Connected TV, Affiliate platforms as well as Print and Direct Mail media vehicles.

•	Responsible for executing over 20 billion ad impressions annually.

•	Exponents of data driven one-to-one mass marketing, hyper targeted ad serving and custom audience targeting with measurable media driving financial outcomes.

•	Ability to identify and engage consumers and measure their interaction across multiple personal devices.

•	Longstanding Google Premier Partner, Bing Elite Partner, and Facebook Marketing Partner.

•	Deploy proprietary business intelligence platform “HELIX”, to provide insights on marketing campaign performance, customer journey tracking and real‑time performance optimization tactics.

•	Built a robust data aggregation platform to utilize applied analytics maximizing ad engagement and reduce wasted customer ad touchpoints across all channels.

About Converge Direct LLC

Converge Direct, LLC and affiliates is a media managed-service, performance marketing and customer acquisition business. The Company provides complementary services such as advertising strategy and customized advertising campaigns utilizing their proprietary attribution analytics SaaS technology platform, HELIX. The Company is headquartered in Bedford Hills, New York with branch offices in New York, New York and San Diego, California. The Company serves customers in various end markets: financial services, consumer products, healthcare & insurance, travel and leisure, education, media and entertainment, home improvement, fitness and wellbeing, and legal services.

Visit: www.convergemarketing.com

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About Troika Media Group

Troika Media Group is an end-to-end brand solutions company that creates both near-term and long-term value for global brands in entertainment, sports and consumer products. Applying emerging technology, data science, and world-class creative, TMG helps brands deepen engagement with audiences and fans throughout the consumer journey and builds brand equity. Clients include Apple, Hulu, Riot Games, Belvedere Vodka, Unilever, UFC, Peloton, CNN, HBO, ESPN, Wynn Resorts and Casinos, Tiffany & Co., IMAX, Netflix, Sony, Yahoo and Coca-Cola. For more information, visit www.thetmgrp.com

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-19 pandemic, which may limit access to the Company’s facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Troika Media Group

Kevin Aratari

kevin@troikamedia.com

Investor Relations

TraDigital IR

Kevin McGrath

+1-646-418-7002

kevin@tradigitalir.com

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